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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders
MCI WORLDCOM, Inc.

We consent to incorporation by reference in the registration statements on Form S-8 (File Nos. 33-52168, 33-69322, 33-71450, 33-89072, 333-02115, 333-10349,
333-16531, 333-16015, 333-30279, 333-30281, 333-45079, 333-45095, 333-45083,
333-62609, 333-62613, 333-36901, 333-85393, 333-85389 and 333-85919) and Form
S-3 (File Nos. 33-71510, 33-77964, 333-10455, 333-10459, 333-20911, 333-45067,
333-45127, 333-56895, 333-60859 and 333-85431) of MCI WORLDCOM, Inc. of our
report dated February 18, 1998 relating to the consolidated balance sheets of Brooks Fiber Properties, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the fiscal years in the two-year period ended December 31, 1997, and the related schedule, which report appears in the current report on Form 8-K dated November 5, 1999, of MCI WORLDCOM, Inc.


                                                              KPMG LLP



St. Louis, Missouri
November 5, 1999